Exhibit 10.3

ACKNOWLEDGMENT OF COMMENCEMENT DATE
This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this 7 day of October, 2016, between ARE-PA REGION NO. 7, LLC, a Delaware limited liability company (“Landlord”), and ARBUTUS BIOPHARMA, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated as of August 9, 2016 (“Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.
Landlord and Tenant hereby acknowledge and agree that the Commencement Date of the Base Term of the Lease is October 7, 2016 (subject to the applicable Base Rent Abatement set forth in Section 4(a) of the Lease) and the expiration date of the Base Term of the Lease shall be midnight on April 30, 2027. In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.
IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE under seal to be effective on the date first above written.
TENANT:

ARBUTUS BIOPHARMA, INC.,
a Delaware corporation

By: /s/ Bruce Cousins (SEAL)
Name: Bruce Cousins
Title: EVP and Chief Financial Officer

LANDLORD:

ARE-PA REGION NO. 7, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By: /s/ Jennifer Banks (SEAL)
Name: Jennifer Banks
Title: EVP, General Counsel